UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2014 (June 11, 2014)

United Realty Trust Incorporated

 (Exact Name of Registrant as Specified in Its Charter)

Maryland

 (State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street, 34th Floor

New York, NY 10004

 (Address, including ZIP code, of Principal Executive Offices)

(212) 388-6800

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2014, United Realty Trust Incorporated (the “Company”) held its annual meeting of stockholders. The matters submitted to the stockholders for a vote included (1) the election of five directors to serve until the 2015 annual meeting of stockholders and until their successors are duly elected and qualified, (2) the approval of an amendment to the Company’s charter (the “Charter”) regarding investment in equity securities, (3) the approval of an amendment to the Charter regarding issuance of redeemable equity securities (4) the approval of an amendment to the Company’s 2012 Stock Incentive Plan (the “Stock Incentive Plan”) to increase the number of shares of the Company’s common stock, par value $0.01 per share (“Common Shares”), that may be issued or used for reference purposes or with respect to which awards may be granted thereunder, and (5) the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2014. Set forth below is a brief description of each matter voted on and the voting results with respect to each such matter.

(1)	Proposal: Elect five directors.
Nominee	For	Withheld	Broker Non-Votes
Jacob Frydman	448,837	2,585	0
Richard J. Vitale, CFA	451,422	0	0
Dr. Daniel Z. Aronzon	451,422	0	0
Robert Levine	451,422	0	0
David B. Newman	451,422	0	0

(2)	Proposal: Approve an amendment to the Charter regarding investment in equity securities.
For	Against	Abstain	Broker Non-Votes
448,073	3,349	0	0
(3)	Proposal: Approve an amendment to the Charter regarding issuance of redeemable equity securities.
For	Against	Abstain	Broker Non-Votes
447,055	4,367	0	0

(4)	Proposal: Approve an amendment to the 2012 Stock Incentive Plan to increase the number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted thereunder.
For	Against	Abstain	Broker Non-Votes
441,855	9,567	0	0

(5)	Proposal: Ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2014.
For	Against	Abstain	Broker Non-Votes
451,422	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED REALTY TRUST INCORPORATED

Date: June 16, 2014	By:	/s/ Jacob Frydman
		Name:	Jacob Frydman
		Title:	Chief Executive Officer, Secretary and Chairman of the Board of Directors